BILL OF SALE AND ASSIGNMENT

     THIS BILL OF SALE AND ASSIGNMENT, is made and delivered this 24th day of June 1999, by VODAVI COMMUNICATION SYSTEMS, INC., a Delaware corporation (herein "Seller"), and AZTEC INTERNATIONAL LLC, a Delaware limited liability company ("Purchaser").

     WHEREAS, Seller has agreed to sell, transfer and assign to Purchaser and Purchaser has agreed to purchase from Seller, all of Seller's right, title and interest in and to the Purchased Assets as the same are described in the attached Schedule A for the total consideration of $494,616 which is to be paid by the delivery of Purchaser's Purchase Order of even date (the "Purchase Order').

         NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

     1. CONVEYANCE. Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all of the right, title and interest of Seller in and to each of the Purchased Assets owned by it as the same are defined and described in the Schedule A hereto.

     2. REPRESENTATION AND WARRANTY. Seller represents and warrants to Purchaser that, at the date hereof, the machinery and equipment sold hereunder is in good working order reasonable wear and tear excepted, Seller has good and marketable title to the Purchased Assets being conveyed by it hereunder and under the Purchase Agreement, and has transferred to and vested in Purchaser good and marketable title to each of the Purchased Assets herein conveyed, free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature.

     3. UNDERTAKINGS. If, subsequent to the date hereof, any property that is part of the Purchased Assets herein conveyed comes into possession of Seller, Seller shall promptly deliver the same to Purchaser and, if such property is in the form of checks, drafts or other negotiable instruments, Seller shall promptly endorse the same to Purchaser. If, subsequent to the date hereof, any property that is not part of the Purchased Assets comes into the possession of Purchaser, Purchaser shall promptly deliver the same to Seller and, if such property is in the form of checks, drafts or other negotiable instruments, Purchaser shall promptly endorse the same to Seller.

     4. The REPAIR AND REFURBISHMENT AGREEMENT. Nothing contained in this Bill of Sale and Assignment shall be deemed to supersede, limit or modify any of the obligations, agreements, covenants or warranties of Seller or Purchaser contained in the Service Agreement dated August 28, 1998 and Repair and Refurbishment Agreement of the same date herewith, all of which survive the execution and delivery of this Bill of Sale and Assignment. If any conflict exists between the terms of this Bill of Sale and Assignment and the Repair and Refurbishment Agreement, then the terms of the Repair and Refurbishment Agreement shall govern and control.

     5. GOVERNING LAW. This Bill of Sale and Assignment shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale and Assignment to be executed and delivered as of the date first above written.

                                        SELLER:


                                        VODAVI COMMUNICATION SYSTEMS, INC.

                                        By /s/ Greg Roeper
                                           -------------------------------------
                                           President

                           SCHEDULE A TO BILL OF SALE
                   BY VODAVI COMMUNICATIONS SYSTEMS, INC. AND
             VODAVI REPAIR SERVICES, INC. TO AZTEC INTERNATIONAL LLC

     Inventory described in Inventory List of Seller's Repair Division dated June 24, 1999 consisting of 60 pages.

     Machinery equipment and furniture used in the Seller's repair business described in a Fixed Asset List of Seller's Repair Division dated June 24, 1999 consisting of 10 pages.

                                   SCHEDULE A

                     Terms and Conditions of Purchase Order
                      from Aztec International in favor of
                Vodavi Communications Systems dated June 24, 1999

The purchase order is subject to the following terms and conditions:

1. Vodavi Communications Systems Inc. will transfer title to certain equipment and inventory which/are described in a certain Bill of Sale, a copy of which is attached hereto as Exhibit B.

2. Vodavi Communications Systems, Inc. shall ship said equipment and inventory to Aztec at destinations which it specifies.

3. The obligation to make payment as set forth in the purchase order is contingent upon Aztec receiving delivery of said test equipment and inventory.

4. AZTEC INTERNATIONAL LLC'S RIGHT TO SET-OFF. Aztec International LLC will have a right to set-off any indemnification obligation arising under paragraph 12 of the Repair and Refurbishment Agreement of even date herewith against the amounts due under this purchase order. If the amounts of the inventory and the test equipment sold and delivered pursuant to the Bill of Sale of the same date hereof are less than the quantities stated in Schedule A, the amounts due under this purchase order shall be reduced to account for such shortages. The valuations of the inventory and test equipment shall be the standard values used on Schedule A. Aztec International, LLC shall make any claims for adjustments within 30 days from its receipt of the inventory and test equipment. Any reductions in this purchase order shall be made from payments first becoming due under this purchase order.